UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 23, 2019
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On April 23, 2019, First Citizens BancShares, Inc. (“BancShares”), its subsidiary, First Citizens Bank & Trust Company (“FCB”), and FC Merger Subsidiary VII, Inc., a subsidiary of FCB (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Entegra Financial Corp. (“Entegra” and, collectively with BancShares, FCB, and Merger Sub, the “Merger Agreement Parties”), the holding company for Entegra Bank, pursuant to which Entegra will merge with and into Merger Sub, which will then merge with and into FCB, with FCB surviving, and Entegra Bank will subsequently merge with and into FCB, with FCB surviving (collectively, the “Merger”).
On January 15, 2019, Entegra previously entered into an Agreement and Plan of Merger with SmartFinancial, Inc. (“SmartFinancial”) and CT Merger Sub, Inc., a wholly-owned subsidiary of SmartFinancial (the “SmartFinancial Merger Agreement”). Concurrently with the execution of the Merger Agreement, (i) Entregra terminated the SmartFinancial Merger Agreement and (ii) BancShares paid a termination of $6,400,000 to SmartFinancial on behalf of Entegra.
Under the terms of the Merger Agreement, (i) cash consideration of $30.18 per share will be paid to the shareholders of Entegra for each share of its common stock and for each restricted stock unit after conversion to common stock; (ii) each option to purchase Entegra common stock will be canceled and each optionholder will receive a cash payment equal to $30.18 for each share underlying the option minus the applicable exercise price of the option; and (iii) no consideration will be paid to FCB or its affiliates as a result of their ownership of shares of Entegra’s common stock. As of April 23, 2019, Entegra had 6,919,212 shares of common stock outstanding and FCB and/or its affiliates own approximately 1.56% of these shares.
The Merger Agreement Parties have agreed to customary representations, warranties, covenants and conditions, including conditions relating to (i) approval by Entegra’s shareholders of the Merger Agreement; (ii) the receipt of required regulatory approvals, including the approval by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, and the North Office of the Commissioner of Banks; and (iii) the absence of any order, decree, or injunction enjoining or prohibiting the Merger or any law prohibiting or making illegal the Merger.
The Merger Agreement provides certain termination rights for both BancShares and Entegra and further provides that a termination fee of $6,400,000 or $8,000,000 will be payable by Entegra upon termination of the Merger Agreement under certain circumstances and a termination fee of $8,800,000 will be payable by BancShares upon termination of the Merger Agreement under certain circumstances.
In connection with its entry into the Merger Agreement, BancShares will obtain voting agreements (each, a “Voting Agreement” and collectively, the “Voting Agreements”) from each director and certain executive officers of Entegra, in the directors’ and executive officers’ capacities as shareholders. Each director and executive officer who is party to a Voting Agreement has agreed to vote in favor of the approval of the Merger Agreement and against any alternative acquisition proposal and not to transfer his or her shares prior to the approval of the Merger Agreement by Entegra’s shareholders. Such directors and executive officers beneficially own shares (not including shares of common stock underlying options) representing approximately 2.69% of the shares of Entegra common stock outstanding as of April 23, 2019.
The foregoing summaries of the Merger Agreement and the Voting Agreements are qualified in their entirety by reference to the complete text of such documents, which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, to this Current Report (this “Report”) on Form 8-K and each of which are incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Merger Agreement Parties or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that the Merger Agreement Parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Merger Agreement Parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between FCB and BancShares, on the one hand, and Entegra, on the other hand, rather than establishing matters as facts.

Item 7.01.	Regulation FD Disclosure
On April 24, 2019, FCB and Entegra issued a joint press release announcing the signing of the Merger Agreement. The complete text of the joint press release is being furnished as Exhibit 99.2 to this Report.
The information in Item 7.01 of this Report, including the attached Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Report, including Exhibit 99.2, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference to this Report in such a filing.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits. The following exhibit accompanies this report.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 23, 2019, by and among First Citizens BancShares, Inc., First Citizens Bank & Trust Company, FC Merger Subsidiary VII, Inc., and Entegra Financial Corp.*
99.1	Form of Voting Agreement (included in Exhibit 2.1)
99.2	Joint press release dated April 24, 2019
* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant undertakes to furnish supplementally copies of any of the omitted schedules or similar attachments to the Securities and Exchange Commission upon request.

Disclosures About Forward Looking Statements
This Report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Exchange Act and Section 27A of the Securities Act. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of BancShares and its management about future events. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those described in the statements. Forward-looking statements in this Report include statements regarding BancShares’ expectations regarding the benefits of the Merger, other statements concerning opinions or judgments of BancShares and its management about future events, future financial and operating results and the respective plans, objectives, and intentions, the benefits to Merger Agreement Parties of the Merger, and when the Merger will be completed. The accuracy of such forward-looking statements could be affected by factors beyond BancShares’ control, including, but not limited to, the failure to obtain or delays in the receipt of regulatory and shareholder approvals that must be received before the Merger may be completed, the failure to obtain or delays in the satisfaction or waiver of other conditions to the consummation of the Merger, the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, disruption from the Merger with customer, supplier, or employee relationships, the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that the amount of the costs, fees, expenses, and charges related to the Merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, the risk of potential litigation or regulatory action related to the Merger, general competitive, economic, political, and market conditions, and difficulties experienced in the integration of the businesses of Entegra and FCB. These forward-looking statements are made only as of the date of this Report, and BancShares undertakes no obligation to revise or update these statements following the date of this Report, except as may be required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	April 24, 2019	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer